Exhibit 99

PPG Industries PPG Industries, Inc. One PPG Place Pittsburgh, Pennsylvania 15272 USA www.ppg.com

Contact:
Jeremy Neuhart
412-434-3046
News	neuhart@ppg.com

Investors:
Vince Morales
412-434-3740
vmorales@ppg.com
PPG provides update on fourth quarter 2008 financial results
PITTSBURGH, Dec. 22, 2008 — PPG Industries, Inc. (NYSE:PPG) announced today that its fourth quarter 2008 earnings per share will likely be in the range of $0.35 to $0.45. The lower level of expected earnings reflects the accelerating rate of decline in the global economy that has emerged in the fourth quarter 2008.
“Market softness seen initially in the U.S. industrial markets is now prevalent on a global basis. Our businesses that serve these industrial end-markets are experiencing significant volume deterioration, as our customers react to lower consumer demand and tight credit markets by curtailing their production and reducing their inventory levels,” said William H. Hernandez, senior vice president, finance, and chief financial officer. “As a result, in addition to the restructuring actions announced in September of this year, we have taken additional cost-reduction measures during the quarter, including lowering our operating rates and furloughing workers. We will continue to monitor economic activity levels as we enter the first quarter 2009 to determine what further cost-cutting actions may be warranted.”
Hernandez said volumes were weakest in the company’s Industrial Coatings segment, which includes the automotive original-equipment manufacturer (OEM) coatings and industrial coatings businesses, and in the company’s Glass segment. As a result, the Industrial Coatings and Glass segments are expected to report losses in the fourth quarter. Commenting further, he said that he expects the Commodity Chemicals, Performance Coatings and Architectural Coatings EMEA segments to perform solidly and that the company’s optical products business continues to show growing volumes.
According to Hernandez, the company’s fourth quarter 2008 results, scheduled for announcement Jan. 16, 2009, also will reflect the benefits the company is now beginning to realize from falling raw material and energy costs.
“PPG has redoubled its focus on cash in the fourth quarter, seasonally a stronger cash-flow quarter, as we are managing our working capital and capital spending aggressively,” Hernandez said. “Currently, we have approximately $800 million cash on hand, up about $300 million from September 30, and our commercial paper borrowings total just over $200 million.”
About PPG
Pittsburgh-based PPG is a global supplier of paints, coatings, chemicals, optical products, specialty materials, glass and fiber glass. The company has more than 150 manufacturing facilities and equity affiliates and operates in more than 60 countries. PPG shares are traded on the New York Stock Exchange (symbol: PPG). For more information, visit www.ppg.com.

Forward-Looking Statements
Statements in this news release relating to matters that are not historical facts are forward-looking statements reflecting the company’s current view with respect to future events or objectives and financial or operational performance or results. These matters involve risks and uncertainties as discussed in PPG Industries’ periodic reports on Form 10-K and Form 10-Q, and its current reports on Form 8-K, filed with the Securities and Exchange Commission. Accordingly, many factors could cause actual results to differ materially from the company’s forward-looking statements.
Among these factors are global economic conditions, increasing price and product competition by foreign and domestic competitors, fluctuations in cost and availability of raw materials and energy, the ability to maintain favorable supplier relationships and arrangements, difficulties in integrating acquired businesses and achieving expected synergies therefrom, economic and political conditions in international markets, foreign exchange rates and fluctuations in such rates, the impact of environmental regulations, unexpected business disruptions and the unpredictability of possible future litigation, including litigation that could result if the asbestos settlement discussed in PPG’s filings with the SEC does not become effective. However, it is not possible to predict or identify all such factors. Consequently, while the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.
Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on PPG’s consolidated financial condition, operations or liquidity.